UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2003

PRUDENTIAL FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

New Jersey	001-16707	22-3703799
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

751 Broad Street

Newark, New Jersey 07102

(Address of principal executive offices and zip code)

(973) 802-6000

(Registrant’s telephone number, including area code)

Item 9.    Regulation FD Disclosure.

The Registrant has a number of subsidiaries in the domestic asset management and investment advisory businesses. These units are receiving numerous questions about the regulatory inquiries and investigations affecting the mutual fund and annuity businesses. We have prepared, and attach a copy of, written responses for use by these subsidiaries in answering questions about these inquiries and Registrant’s internal review as related to these units’ businesses.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 23, 2003

PRUDENTIAL FINANCIAL, INC.

By:	/S/ SUSAN L. BLOUNT

Name: Susan L. Blount Title: Vice President and Deputy General Counsel

Exhibit Index

Exhibit No.	Description

99.1	Approved Answers to Questions Relating to Regulatory Inquiries.